EXHIBIT 5

            [LETTERHEAD FOR ROBINS, KAPLAN, MILLER & CIRESI L.L.P.]

                                                                KEVIN L. CRUDDEN
                                                                 (612)349-8475

                                 June 27, 1997

Cal Dive International, Inc.
13430 Northwest Freeway
Suite 350
Houston, Texas 77040

Re: Registration Statement on Form S-1 (File No. 333-26357)

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission on May 1, 1997 (File No. 333-26357), Amendment No. 1 to the Registration Statement dated June 13, 1997 and Amendment No. 2 to the Registration Statement to be filed by you with the Securities and Exchange Commission on June 27, 1997 in connection with the registration under the Securities Act of 1933, as amended, of 4,140,000 shares of your Common Stock, no par value (the "Shares"). The Shares include an over-allotment option granted to the underwriters to purchase up to 540,000 additional shares. The Registration Statement on Form S-1 (File No. 333-26357), together with all amendments thereto, is referred to herein as the "Registration Statement." The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement pursuant to the Underwriting Agreement filed as an exhibit thereto. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the sale of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares when sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                         Sincerely,

                                         ROBINS, KAPLAN, MILLER &  CIRESI L.L.P.

                                         Kevin L. Crudden
KLC/